Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Guardian Pharmacy Services, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Fred P. Burke
Dated: May 12, 2025	Fred P. Burke
Title: President and Chief Executive Officer
(Principal Executive Officer)

The foregoing certification is furnished and is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not deemed to be incorporated by reference into any filing of Guardian Pharmacy Services, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Guardian Pharmacy Services, Inc. specifically incorporates it by reference.